Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

CTO Realty Growth, Inc.

Opinion

We have audited the accompanying Historical Summary of Revenues and Direct Costs of Revenues of The Collection at Forsyth (the “Property”) for the year ended December 31, 2021 and the related notes (the “Historical Summary”).

In our opinion, the accompanying Historical Summary presents fairly, in all material respects, the revenues and direct costs of revenues of the Property for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the Historical Summary in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CTO Realty Growth, Inc. and the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of CTO Realty Growth, Inc.) and is not intended to be a complete presentation of the Property’s revenues and direct expenses. Our opinion is not modified with respect to this matter.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

In preparing the Historical Summary, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for the time period set by the applicable financial reporting framework; for US GAAP: one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the Historical Summary as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Historical Summary.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the Historical Summary, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Historical Summary.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Historical Summary.

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Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/S/ GRANT THORNTON LLP

Orlando, Florida

January 27, 2023

HISTORICAL SUMMARY OF REVENUES AND DIRECT COSTS OF REVENUES

For the Nine Months Ended September 30, 2022 (Unaudited) and the Year Ended December 31, 2021

(In thousands)

Nine Months Ended
September 30, 2022
(Unaudited)
Revenues:
Lease Revenue	$9,509
Total Revenues	9,509
Direct Costs of Revenues:
Real Estate Expenses	3,041
Total Direct Costs of Revenues	3,041
Revenues over Direct Costs of Revenues	$6,468

Year Ended
December 31, 2021
Revenues:
Lease Revenue	$12,444
Total Revenues	12,444
Direct Costs of Revenues:
Real Estate Expenses	4,021
Total Direct Costs of Revenues	4,021
Revenues over Direct Costs of Revenues	$8,423

The accompanying notes are an integral part of this historical summary of revenues and direct costs of revenues.

Notes to Historical Summary of Revenues and Direct Costs of Revenues

For the Nine Months Ended September 30, 2022 (Unaudited) and the Year Ended December 31, 2021

NOTE 1. BUSINESS AND ORGANIZATION

On December 29, 2022, CTO Realty Growth, Inc. (the “Company” or “CTO”) completed the acquisition of a lifestyle, mixed-use property in the Forsyth submarket of Atlanta, Georgia (the “Property”) from a certain institutional owner (the “Seller”) for a purchase price of $96.0 million. The acquisition was funded using (a) available cash and (b) proceeds from the Company’s revolving credit facility, and was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct costs of revenues (the “Historical Summary”) includes the operations of the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Property are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. The components of leasing revenue are as follows (in thousands):

For the Nine Months
Ended September 30, 2022
(Unaudited)
Leasing Revenue
Lease Payments	$7,734
Variable Lease Payments	1,775
Total Lease Income	$9,509

For the Year Ended
December 31, 2021
Leasing Revenue
Lease Payments	$10,016
Variable Lease Payments	2,428
Total Lease Income	$12,444

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to September 30, 2022, are summarized as follows (in thousands):

Year Ending December 31,
Remainder of 2022	$2,600
2023	10,075
2024	8,505
2025	7,125
2026	4,987
2027	3,214
2028 and thereafter (cumulative)	5,370
Total	$41,876

NOTE 5. CONCENTRATION OF CREDIT RISK

There was one tenant in the Property presented in the Historical Summary that accounted for an aggregate of 12.0% and 12.4% of base rent revenues reported for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through January 27, 2023, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.